EXHIBIT 10
                     ASSET PURCHASE AGREEMENT


                  dated as of December 30, 1994

                           by and among

          HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.,

              HCFS CORPORATE FINANCE VENTURE, INC.,

                      DOMINION CAPITAL, INC.

                               and

                VIRGINIA FINANCIAL VENTURES, INC.



                        TABLE OF CONTENTS

                                                       Page No.
ARTICLE I
DEFINITIONS


ARTICLE II
FORMATION AND CAPITALIZATION OF BUYER

2.1 Formation of Buyer.....  6
2.2 Capitalization of Buyer.....  6


ARTICLE III
FORMATION OF MANAGEMENT COMPANY;
SUPPORT SERVICES AGREEMENT

3.1 Formation of Management Company; Management Agreement.....  7
3.2 Support Services Agreement.....  7


ARTICLE IV
PURCHASE AND SALE OF PURCHASED ASSETS

4.1 Agreement to Buy and Sell Purchased Assets.....  7
4.2 Closing.....  8
4.3 Transfer of Purchased Assets; Assignments and Endorsements...8
4.4 Creation of the Escrow Account.....  9

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
AND HCFS VENTURER

5.1 Organization; Qualification.....  9
5.2 Authority Relative to this Agreement; Binding Obligation...10
5.3 Operation of the Management Company..... 10
5.4 Consents and Approvals..... 10
5.5 Non-Contravention..... 10
5.6 Ownership of Purchased Assets..... 10
5.7 Amount of Fees; Gross Book Value..... 11
5.8 Validity of Notes and Loan Documents..... 11
5.9 No Borrower Default..... 11
5.10 Seller's Compliance with Loan Documents; No Default..... 11
5.11 No Defenses of Borrowers; Evidence of Obligations..... 11
5.12 No Escrows..... 11
5.13 No Other Indebtedness Secured..... 12
5.14 Insurance..... 12
5.15 Litigation..... 12
5.16 No Brokers..... 12
5.17 Compliance with Law..... 12
5.18 Full Disclosure..... 12
5.19 ERISA..... 13
5.20 Updating of Representations and Warranties..... 13
5.21 Seller's Knowledge..... 13


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF
DOMINION AND DOMINION VENTURER

6.1 Organization; Qualification..... 14
6.2 Corporate Power..... 14
6.3 Consents and Approvals..... 14
6.4 Non-Contravention..... 14
6.5 No Brokers..... 14
6.6 Litigation...... 14
6.7 Public Utility Holding Company Act..... 14
6.8 Dominion's Knowledge..... 15


ARTICLE VII
ADDITIONAL AGREEMENTS

7.1 Payment of Interest and Fees after the Closing Date..... 15
7.2 Servicing of the Purchased Loans; Notices; Power of
Attorney..... 15
7.3 Communication with Borrowers..... 16
7.4 Investigation of Loan Portfolio and Warrants..... 16
7.5 Confidentiality..... 17
7.6  Public Announcements..... 17
7.7 Expenses..... 17
7.8 HSR Act Filings..... 18
7.9 Bulk Sales Laws...... 18
7.10 Loans for which Consent is not Obtained by Closing...... 18


ARTICLE VIII
CONDITIONS TO CLOSING

8.1 Conditions to Seller's Obligations..... 19
8.2 Conditions to the Obligations of Dominion and Dominion
Venturer..... 20


ARTICLE IX
INDEMNIFICATION

9.1 Indemnification..... 22
9.2 Third Party Claims..... 22
9.3 Limitations on Indemnification..... 24
9.4 Survival; Investigation..... 25


ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

10.1 Termination..... 25
10.2 Effect of Termination..... 26
10.3 Extension; Waiver..... 26
10.4 Amendment..... 26


ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1 Notices..... 26
11.2 Severability..... 28
11.3 Headings..... 28
11.4 Governing Law..... 28
11.5 Assignments; Binding Effect..... 28
11.6 Survival..... 28
11.7 Entire Agreement..... 28
11.8 Counterparts..... 28
11.9 Construction..... 28


Exhibits

Exhibit A - Schedule of Loans
Exhibit B - Schedule of Warrants
Exhibit C - Form of Management Agreement
Exhibit D - Form of Support Services Agreement
Exhibit E - Venture Agreement
Exhibit F - Form of Instrument of Assignment and Assumption for
Purchased Loans
Exhibit G - Form of Instrument of Assignment for
Purchased Warrants
Exhibit H - Form of Escrow Agreement
Exhibit I - Form of Opinion of McGuire, Woods, Battle & Boothe
Exhibit J - Form of Opinion of Katten Muchin & Zavis
Exhibit K - Form of Pre-Closing Escrow Agreement
Exhibit L - Formation Agreement


                     ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT ("Agreement") is made as of December 30, 1994 by and among HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC., a Delaware corporation ("Seller"), HCFS CORPORATE FINANCE VENTURE, INC., a Delaware corporation and a wholly-owned subsidiary of Seller ("HCFS Venturer"), DOMINION CAPITAL, INC., a Virginia corporation ("Dominion"), and VIRGINIA FINANCIAL VENTURES, INC., a Virginia corporation and a wholly-owned subsidiary of Dominion ("Dominion Venturer").

                             RECITALS

     A.   HCFS Venturer and Dominion Venturer have formed First
Source Financial LLP, an Illinois registered limited liability partnership ("Buyer").

     B. As set forth in this Agreement, Seller wishes to sell to Buyer certain loans (individually, a "Loan" and collectively, the "Loan Portfolio") that are more particularly described in Exhibit
A hereto and the warrants, restructuring fees or other income upside (other than the stock of Rexene Corporation) associated with such Loans (collectively, the "Warrants") that are more particularly described in Exhibit B hereto.

     C. Subject to the terms and conditions of this Agreement, HCFS Venturer and Dominion Venturer desire to cause Buyer to buy the Loans in the Loan Portfolio (the "Purchased Loans") and all of the Warrants associated with such Loans (the "Purchased Warrants" and, together with the Purchased Loans, the "Purchased Assets").

     D. As a condition to the obligations of Dominion and Dominion Venturer under this Agreement and in connection with Buyer's purchase of the Purchased Assets, Buyer and a newly created subsidiary of Seller named First Source Financial, Inc. (the "Management Company") will enter into a management agreement (the "Management Agreement") in substantially the form attached hereto as Exhibit C and Seller and the Management Company will enter into a support services agreement (the "Support Services Agreement") in substantially the form attached hereto as Exhibit D.

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS


     For purposes of this Agreement, the following terms shall have the meanings indicated below:

     "Accrued Interest Amount" has the meaning set forth in Section 4.1(d).

     "Aggregate Purchase Price" has the meaning set forth in
Section 4.1(b).

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "Asset Loss" has the meaning set forth in Section
9.3(b).

     "BGG" has the meaning set forth in Section 5.16.

     "Borrower" means each person who is now or, will hereafter be, liable for the full or partial payment or performance of any Loan, whether such obligation is direct, indirect, primary, secondary, joint or several.

     "Buyer" has the meaning set forth in the Recitals.

     "Closing" has the meaning set forth in Section 4.2.

     "Closing Date" has the meaning set forth in Section 4.2.

     "Collateral" means any real or personal property securing the payment of the Notes.

     "Consent Date" has the meaning set forth in Section 7.10(b).

     "Credit Files" means all documents in the possession of Seller pertaining to the Loan Portfolio and the Warrants, which files shall include the Notes and, to the extent Seller actually has such documents in its possession, the Loan Documents and, as applicable, general credit information, credit records, payment histories, signed proposal or commitment letters, appraisals, insurance policies, certificates of insurers, title insurance policies or attorney's title opinions.

     "Dominion" has the meaning set forth in the first paragraph hereof.

     "Dominion Venturer" has the meaning set forth in the first paragraph hereof.

     "DRI" has the meaning set forth in Section 6.2.

     "Encumbrances" has the meaning set forth in Section 4.3(a).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Escrow Agent" has the meaning set forth in Section 4.4.

     "Escrow Agreement" has the meaning set forth in Section 4.4.

     "Escrow Amount" has the meaning set forth in Section 4.4.

     "Fees" means the unamortized fees payable by the Borrowers with respect to origination of the Purchased Loans.

     "Formation Agreement" means the Formation Agreement dated as of December 27, 1994 between HCFS Venturer and Dominion Venturer, a copy of which is attached as Exhibit L.

     "Gross Book Value" means the face amount recorded on the Seller's books, in accordance with generally accepted accounting principles in effect as of the date hereof, with respect to each Loan or Warrant.

     "HCFS Venturer" has the meaning set forth in the first paragraph hereof.

     "HSR Act" has the meaning set forth in Section 5.4.

     "Indemnified Party" has the meaning set forth in Section 9.2.

     "Indemnifying Party" has the meaning set forth in Section 9.2.

     "Initial Reserve" means $10 million.

     "Internal Rating" means the rating assigned to each Loan in the Loan Portfolio as a result of Seller's internal review and assessment. Such Rating measures the loss potential of the Loans in the Loan Portfolio on a scale ranging from one to seven, with an Internal Rating of one indicating the lowest probability for loss of principal and an Internal Rating of seven indicating the highest probability for such loss. Schedule 1.1 includes guidelines considered by Seller in assigning an Internal Rating to a Loan.

     "Legal Action" has the meaning set forth in Section 9.2(b).

     "Loan" has the meaning set forth in the Recitals.

     "Loan Documents" means all original documents, other than the Notes, relating to the Purchased Assets including without limitation, to the extent such documents exist with respect to any Loan, security agreements, pledge agreements, deeds of trust, financing statements, other documents relating to Collateral, guarantees and documents evidencing Seller's rights in the Purchased Warrants.

     "Loan Purchase Price" has the meaning set forth in Section
4.1(a).

     "Loan Portfolio" has the meaning set forth in the Recitals.

     "Management Agreement" has the meaning set forth in the Recitals.

     "Management Company" has the meaning set forth in the Recitals.

     "Notes" means the original executed promissory note or notes evidencing the indebtedness of the Borrowers under the Purchased
Loans.

     "Participation Interests" means, in respect of a Loan, an interest therein that constitutes a contractual right arising under an agreement between Seller and a financial institution, pursuant to which agreement Seller has the right to receive a portion of the principal and interest received by such financial institution under a Note with a Borrower, but has no rights against such Borrower itself and pursuant to which Seller may have assumed certain ongoing funding obligations.

     "Pre-Closing Escrow Agent" means LaSalle National Bank or its successors, as escrow agent under the Pre-Closing Escrow Agreement.

     "Pre-Closing Escrow Agreement" means the Escrow Agreement dated as of December 30, 1994 among Seller, HCFS Venturer, Dominion, Dominion Venturer and the Pre-Closing Escrow Agent, a copy of which is attached to this Agreement as Exhibit K.

     "Pre-Closing Escrow Amount" means an aggregate of $10,000,000 which has been deposited with the Pre-Closing Escrow Agent by Seller and Dominion in equal amounts contemporaneously with the execution of this Agreement.

     "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership or any other entity authorized by law.

     "Prepaid Interest Amount" has the meaning set forth in Section
4.1(e).

     "Purchased Assets" has the meaning set forth in the Recitals.

     "SEC" has the meaning set forth in Section 6.7.

     "Purchased Loans" has the meaning set forth in the Recitals.

     "Purchased Warrants" has the meaning set forth in the Recitals.

     "Seller" has the meaning set forth in the first paragraph hereof.

     "Support Services Agreement" has the meaning set forth in the Recitals.

     "Survival Date" has the meaning set forth in Section 9.4.

     "Venture Agreement" has the meaning set forth in Section 2.1.

     "Warrants" has the meaning set forth in the Recitals.

     "Warrant Purchase Price" has the meaning set forth in Section
4.1(b).

     "Withheld Loan" has the meaning set forth in Section 7.10(a).

     "Withheld Loan Purchase Price" has the meaning set forth in
Section 7.10(b).

     "1935 Act" has the meaning set forth in Section 6.7.


ARTICLE II
FORMATION AND CAPITALIZATION OF BUYER

     2.1 Formation of Buyer. Subject to the terms of the Formation Agreement, HCFS Venturer and Dominion Venturer have formed Buyer as a registered limited liability partnership under the laws of the State of Illinois which after the Closing will be operated according to the terms and provisions of the Venture Agreement attached hereto as Exhibit E (the "Venture Agreement"), as the same may be required to be amended in connection with the execution of the credit facility contemplated by Section 2.2(d).

     2.2 Capitalization of Buyer.

     (a) Pre-Closing Escrow. Contemporaneously with the execution and delivery of this Agreement, each of HCFS Venturer and Dominion Venturer has deposited $5,000,000 with the Pre-Closing Escrow Agent to be held pursuant to the terms of the Pre-Closing Escrow Agreement. At the Closing, the Pre-Closing Escrow Amount will be paid by the Pre-Closing Escrow Agent to Buyer and will be applied by the Buyer as a credit against the obligations of HCFS Venturer and Dominion Venturer under Section 2.2(b).

     (b) Contribution for Partnership Interests. At the Closing, Seller agrees to cause HCFS Venturer and Dominion agrees to cause Dominion Venturer to contribute, and HCFS Venturer and Dominion Venturer each agree to contribute, $45 million to Buyer, which when combined with the $5,000,000 contributed pursuant to the Pre-Closing Escrow Agreement shall be in satisfaction of their obligation to fund "Mandatory Capital" under the Venture Agreement.

     (c) Commitment for Special Capital. By virtue of their execution of the Venture Agreement but subject to the provisions of the Formation Agreement and to the Closing occurring, HCFS Venturer and Dominion Venturer have committed to contribute an additional $25 million to Buyer as special capital on the terms referred to in the Venture Agreement. Subject to the provisions of the Formation Agreement and to the Closing occurring, Seller agrees to cause HCFS Venturer, and Dominion agrees to cause Dominion Venturer, to perform its obligations with respect to such commitment.

     (d) Negotiation of Credit Facility. Before the Closing and as a condition to the obligations of Seller, Dominion and Dominion Venturer under this Agreement, Seller and Dominion will negotiate a credit facility to provide initial funds to Buyer with such financial institutions and on such terms as Seller and Dominion shall determine (with such determination being made by each of them in their sole discretion). At the Closing, Seller, Dominion, HCFS Venturer and Dominion Venturer will cause Buyer to take such actions as may be necessary to close such credit facility. The parties acknowledge that as of the date hereof, the parties do not know the final terms, the effects on the Buyer's operations or the economic impact of the Venturers' investment in the Buyer of the financing arrangements being discussed with financial institutions as of the date hereof.

ARTICLE III
FORMATION OF MANAGEMENT COMPANY; SUPPORT SERVICES AGREEMENT

     3.1 Formation of Management Company; Management Agreement.

     Seller has formed the Management Company and, at the Closing and as a condition to the obligations of Dominion and Dominion Venturer under this Agreement to close, will cause the Management Company to enter into a Management Agreement in substantially the form attached hereto as Exhibit C, as the same may be required to be amended in connection with the execution of the credit facility contemplated by Section 2.2(d).

     3.2 Support Services Agreement. Before the Closing and as a condition to the obligations of Dominion and Dominion Venturer under this Agreement, Seller and the Management Company shall enter into a Support Services Agreement in substantially the form attached hereto as Exhibit D, as the same may be required to be amended in connection with the execution of the credit facility contemplated by Section 2.2(d).


ARTICLE IV
PURCHASE AND SALE OF PURCHASED ASSETS


     4.1 Agreement to Buy and Sell Purchased Assets.

     (a) Sale and Purchase of Purchased Loans. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller agrees to sell to Buyer, and HCFS Venturer and Dominion Venturer agree to cause Buyer to buy from Seller, the Purchased Loans for consideration (the "Loan Purchase Price") equal to the Gross Book Value of the Purchased Loans as of the Closing Date minus the amount of the Fees as of the Closing Date and minus the Initial Reserve.

     (b) Sale and Purchase of Warrants. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller agrees to sell to Buyer, and HCFS Venturer and Dominion Venturer agree to cause Buyer to buy from Seller, the Warrants for consideration (the "Warrant Purchase Price" and, together with the Loan Purchase Price, the "Aggregate Purchase Price") equal to the Gross Book Value of the Warrants as of the Closing Date.

     (c) Dominion's Right to Exclude Certain Loans and Warrants;
Adjustment to Aggregate Purchase Price.

     (i) At any time before the Closing Date, Dominion shall have the right, with the consent of Seller, to exclude any of the following Loans from the Loan Portfolio: (A) any Loan with an Internal Rating of five or higher or (B) any other Loan which Dominion concludes, based upon the results of its investigation pursuant to Section 7.4, should have loss exposure parameter ratings equivalent to an Internal Rating of five (as calculated in accordance with the specifications contained in Schedule 1.1) or which has a reasonable probability for loss of principal.

     (ii) Seller shall not unreasonably withhold consent to the exclusion of any Loan which Seller reasonably agrees meets the criteria for exclusion contained in Section 4.1(c)(i).

     (iii) If any Loan is excluded pursuant to the provisions of this Section 4.1(c), such Loan and any Warrant associated with such Loan shall not be included in the Purchased Assets. In such case, the Gross Book Values of such Loan and any Warrant associated therewith and, the Fees relating to such Loan shall not be considered in the calculation of the Aggregate Purchase Price.

     (d) Payment of Accrued Interest to Seller. At the Closing, HCFS Venturer and Dominion Venturer agree to cause Buyer to pay to Seller all unpaid interest accrued (the "Accrued Interest Amount") up to, but not including, the Closing Date on each of the Purchased Loans for the month or other applicable payment period in which the Closing Date occurs.

     (e) Payment of Prepaid Interest to Buyer.  At the Closing,
Seller agrees to pay to Buyer all prepaid interest paid by any Borrower to Seller or HCFS Venturer or the respective affiliates of such parties with respect to any of the Purchased Loans (the
"Prepaid Interest Amount") as of the Closing Date.

     4.2 Closing. Subject to the satisfaction of the conditions set forth in this Agreement, the closing (the "Closing") of the purchase and sale of the Purchased Assets and the other matters contemplated by this Agreement shall take place on December 30, 1994 (the "Closing Date") and shall be deemed to occur as of 11:59 p.m. on such date. The Closing shall occur at the offices of Katten, Muchin & Zavis, or at such other time or place as may be mutually agreed upon by the parties hereto.

     4.3 Transfer of Purchased Assets; Assignments and
Endorsements.

     (a) Endorsement of Notes; Transfer of Purchased Assets; Execution of Other Documents. At the Closing, Seller shall endorse (such endorsement to be without recourse) the Notes to Buyer (in certain cases, in lieu of such endorsement, Seller shall cause the issuance of new notes in substitution of the existing Notes). In addition, Seller shall transfer the Purchased Loans to Buyer, and Buyer shall assume Seller's obligations related to the Purchased Loans, in accordance with the terms of an instrument of assignment and assumption in substantially the form attached hereto as Exhibit F and Seller shall transfer the Purchased Warrants to Buyer in accordance with the terms of an instrument of assignment in substantially the form attached hereto as Exhibit G. Seller shall transfer the Purchased Assets pursuant to this Section 4.3(a) free and clear of any liens, security interests or other encumbrances (collectively, "Encumbrances"). Furthermore, Seller shall execute such individual assignments of security agreements, mortgages, financing statements, deeds of trust and other documents or instruments as Buyer or Dominion, each in its reasonable discretion, deems to be necessary or appropriate for the transfer to Buyer of Seller's right, title and interest in the Purchased
Assets.   Seller shall be responsible for the preparation of such
assignments, assumptions and other documents or instruments and the payment of any costs associated with such preparation. Buyer shall be responsible for the recording of such assignments and for the payment of any costs associated with such recording.

     (b) Delivery. At the Closing, (i) Seller shall deliver to Buyer the Notes, the Loan Documents and all other documents or instruments reasonably requested by Buyer or Dominion to transfer title to the Purchased Assets to Buyer and (ii) Buyer shall deliver to Seller all documents and instruments reasonably requested by Seller to evidence Buyer's assumption of the obligations arising under the Purchased Assets.

     4.4 Creation of the Escrow Account. At the Closing, Seller shall deposit $10 million (the "Escrow Amount") in an account designated by an escrow agent reasonably agreed upon by Seller and Dominion (the "Escrow Agent") and, together with Buyer, Dominion and the Escrow Agent, shall execute and deliver an Escrow Agreement to the Escrow Agent in substantially the form attached hereto as Exhibit H (the "Escrow Agreement").


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER AND HCFS VENTURER

     Seller and HCFS Venturer represent and warrant the following to Dominion and Dominion Venturer as of the date hereof:

     5.1 Organization; Qualification. Each of Seller and HCFS Venturer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each such corporation has corporate power and authority to own all of its assets and to carry on its business as it is presently being conducted.

     5.2 Authority Relative to this Agreement; Binding Obligation. Each of Seller and HCFS Venturer has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and HCFS Venturer and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Seller and HCFS Venturer, and no other corporate proceedings on the part of Seller or HCFS Venturer are necessary with respect thereto. This Agreement constitutes a valid and binding obligation of each of Seller and HCFS Venturer, enforceable against each such party according to its terms, except as such enforceability may be limited by the bankruptcy laws and similar laws relating to or affecting creditors' rights generally and general principles of equity.

     5.3 Operation of the Management Company. The Management Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has conducted no business other than business conducted in preparation for the consummation of the transactions contemplated hereby.

     5.4 Consents and Approvals. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and as listed on Schedule 5.4, there is no requirement applicable to either Seller or HCFS Venturer to make any filing with, or to obtain any consent or approval from, any governmental body or any unaffiliated business entity, as a condition to the consummation of the transactions contemplated by this Agreement.

     5.5 Non-Contravention. Except as set forth on Schedule 5.5, the execution and delivery by Seller and HCFS Venturer of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate or result in a material breach of any provision of the Certificate of Incorporation or Bylaws of Seller or HCFS Venturer, (ii) result in a default or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller or HCFS Venturer is a party or by which any such party or any of the Purchased Assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or HCFS Venturer, any of the Purchased Assets or the business of Seller or HCFS Venturer.

     5.6 Ownership of Purchased Assets. Seller is the legal and equitable owner of the Purchased Assets and, for all Purchased Assets other than the Participation Interests, the Notes and the Loan Documents, free and clear of any Encumbrances, and, except for obtaining the consents of, or providing notices to, those Borrowers and other persons listed on Schedule 5.6, Seller has the right to assign the Purchased Assets, the Notes and the other Loan Documents to Buyer. Neither Seller nor HCFS Venturer has, directly or indirectly, assigned or transferred to any other person (i) any of the Purchased Assets, the Notes or the Loan Documents or (ii) any rights with respect to the Purchased Assets or under the Notes or the Loan Documents, except for the interests in the Loans to AEC/Sterling and Optek, Inc. sold to Mitsui Nevitt Capital Corporation. At the Closing, Buyer will acquire title to the Purchased Assets, the Notes and the Loan Documents free and clear of any Encumbrances.

     5.7 Amount of Fees; Gross Book Value. The amount of Fees relating to each Loan and the Gross Book Value of each Loan and each Warrant set forth on Schedule 5.7 are correct as of the date of this Agreement.

     5.8 Validity of Notes and Loan Documents. The Notes and the Loan Documents have been validly authorized, executed and delivered by, and are binding obligations of, Seller, and, to the best of Seller's knowledge, the Borrowers and all other parties thereto.

     5.9 No Borrower Default. Except as set forth in Schedule 5.9, there are no defaults with respect to the payment of principal or interest under the Notes nor, to the best of Seller's knowledge, any other material violations by any of the Borrowers of the representations, warranties or covenants under the Loan Documents relating to such Borrowers.

     5.10 Seller's Compliance with Loan Documents; No Default.
Each of Seller and HCFS Venturer, as applicable, has complied in all material respects with, and is not in default under, the terms, conditions and covenants of any of the Notes or the Loan Documents.

     5.11 No Defenses of Borrowers; Evidence of Obligations.
Except as set forth in Schedule 5.11, (i) to Seller's knowledge, no defenses exist with respect to the enforcement of the Notes and the Loan Documents against the Borrowers and (ii) the Notes evidence and the Loan Documents and Warrants, in all material respects, evidence the Borrowers' obligations with respect to the Purchased Assets, in each case as necessary to allow Buyer to collect the principal, interest, fees and expenses and to exercise the warrants under such Notes and Loan Documents upon consummation of the transactions contemplated hereby.

     5.12 No Escrows. Except for an aggregate amount not in excess of $100,000, there are no escrows for taxes or insurance premiums currently held by Seller or HCFS Venturer under any of the Notes or the Loan Documents.

     5.13 No Other Indebtedness Secured. There is no indebtedness secured by the Loan Documents other than as set forth in the Notes and the Loan Documents. Except as described in Schedule 5.13, none of Seller or HCFS Venturer has any obligation to extend any further credit under the Loan Documents.

     5.14 Insurance. Except as set forth in Schedule 5.14, none of Seller or HCFS Venturer has received any notice of cancellation as to any of the insurance policies on which the Loan Documents require any such party to be listed as a loss payee or additional insured with respect to any Collateral.

     5.15 Litigation. Except as described on Schedule 5.15, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) whether at law or in equity and whether civil or criminal in nature, before any court, arbitrator, governmental department, commission, agency or instrumentality, pending or, to Seller's knowledge, threatened against Seller or HCFS Venturer (i) affecting, or with respect to, the Purchased Assets, the Collateral, the Notes or the Loan Documents, or (ii) which could materially affect the ability of Seller or HCFS Venturer to consummate the transactions contemplated hereby.

     5.16 No Brokers.  Except for amounts payable to Benedetto,
Gartland & Greene, Inc. ("BGG") or as otherwise set forth herein or in the Venture Agreement, no amount will be payable to any broker, agent or finder employed by Seller, HCFS Venturer or their respective affiliates in connection with the transactions contemplated hereby.

     5.17 Compliance with Law. Except as set forth in Schedule 5.17, each of Seller, HCFS Venturer and, as of the Closing Date, the Management Company has operated its business with respect to the Loan Portfolio and the Warrants in compliance in all material respects with all laws, regulations, orders, judgments or decrees of any federal, state, local or foreign court or governmental authority applicable to the Loan Portfolio or the Warrants. None of Seller, HCFS Venturer or, as of the Closing Date, the Management Company has received notice of, or has knowledge of, any facts, events or conditions which allege or with the passage of time could give rise to an allegation of, a failure to be in compliance in any material respects with such laws, regulations, orders, judgments or decrees. The parties recognize and agree that, as of the Closing, Management Company may not be fully licensed in all jurisdictions where licensing may be required, but that such failure shall not materially and adversely affect Buyer's interest in the Loans or Loan Documents.

     5.18 Full Disclosure. To the knowledge of Seller and HCFS Venturer, the representations and warranties made by Seller and HCFS Venturer herein and the historical financial information furnished to Dominion or Dominion Venturer prior to Closing related to the Purchased Assets and the business operations related thereto do not contain an untrue statement of a material fact or omit to state a material fact necessary to make such information, in the light of the circumstances under which such information was reviewed, not misleading.

     5.19 ERISA. The Purchased Assets are free and clear of all Encumbrances in respect of ERISA.

     5.20 Updating of Representations and Warranties. The representations and warranties contained in this Article V shall be deemed re-made on and as of the Closing Date. If Seller or HCFS Venturer becomes aware of information that causes a representation or warranty contained in this Article V to become untrue before the Closing Date, such party shall immediately disclose such information in writing (in reasonable specificity as to the nature of the untruth) to Dominion. If Seller's or HCFS Venturer's representations or warranties in question become untrue prior to Closing and Seller or HCFS Venturer notifies Dominion or Dominion Venturer in writing of such untruth prior to Closing, Seller and HCFS Venturer shall not be in default hereunder and the sole right of Dominion and Dominion Venturer shall be to terminate this Agreement. If Dominion or Dominion Venturer does not terminate this Agreement in accordance with this Section 5.20, the representations and warranties made in this Article V shall be deemed to be modified by such information disclosed pursuant to this Section 5.20. Dominion and Dominion Venturer are prohibited from making any claims against Seller or HCFS Venturer after the Closing with respect to any breaches of the representations and warranties made by Seller or HCFS Venturer contained in this Agreement that Dominion or Dominion Venturer had actual knowledge of before the Closing pursuant to a written notice delivered in accordance with this Section 5.20.

     5.21 Seller's Knowledge. As used in this Article V, the phrase "Seller's knowledge" shall mean the actual knowledge of all personnel of Seller involved in the origination, underwriting or portfolio management of the Purchased Loans, except for (i) clerical and secretarial personnel and (ii) loan operations personnel reporting to Rebecca A. Reese.


ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF DOMINION AND DOMINION VENTURER

     Dominion and Dominion Venturer represent and warrant the following to Seller and HCFS Venturer as of the date hereof:

     6.1 Organization; Qualification.  Each of Dominion and
Dominion Venturer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own all of its assets and to carry on its business as it is presently being conducted.

     6.2 Corporate Power. Each of Dominion and Dominion Venturer has corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     6.3 Consents and Approvals. Except as required by the HSR Act, there is no requirement applicable to Dominion or Dominion Venturer to make any filing with, or to obtain any consent or approval from, any governmental body or unaffiliated business entity, as a condition to the consummation of the transactions contemplated by this Agreement.

     6.4 Non-Contravention. The execution and delivery of this Agreement by Dominion and Dominion Venturer and the consummation of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Dominion or Dominion Venturer, (ii) result in a default or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which either Dominion or Dominion Venturer is a party or by which either such party may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dominion or Dominion Venturer or the business of either such party.

     6.5 No Brokers. Except for amounts payable to BGG or as otherwise set forth herein or in the Venture Agreement, no amount will be payable to any broker, agent or finder employed by Dominion, Dominion Venturer or their respective affiliates in connection with the transactions contemplated hereby.

     6.6 Litigation. There are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to Dominion's knowledge, threatened against Dominion or Dominion Venturer which could materially affect the ability of either such party to consummate the transactions contemplated hereby, whether at law or in equity and whether civil or criminal in nature, before any court, arbitrator, governmental department, commission, agency or instrumentality.

     6.7 Public Utility Holding Company Act. DRI is an exempt holding company under Section 3(a)(1) of the Public Utility Holding Company Act of 1935 (the "1935 Act") pursuant to Rule 2 and, as such, is exempt from all provisions of the 1935 Act except Section 9(a)(2). None of DRI, Dominion, Dominion Venturer or, based solely upon Dominion Venturer being a partner in Buyer, Buyer is required to obtain any approval or other authorization from the Securities and Exchange Commission ("SEC") under the 1935 Act in connection with any such party's execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Section 9(a)(2) of the 1935 Act will not require Buyer to obtain any approvals or authorizations from the SEC under the 1935 Act except to the extent that Buyer acquires, directly or indirectly, five percent or more of the outstanding voting securities of any public utility company as defined in the 1935 Act.

     6.8 Dominion's Knowledge. As used in this Article VI, the phrase "Dominion's knowledge" shall mean the actual knowledge of all officers of Dominion.


ARTICLE VII
ADDITIONAL AGREEMENTS

     7.1 Payment of Interest and Fees after the Closing Date.

     (a) Payment of Interest.   Except for the Accrued Interest
Amount, Buyer shall not be required to pay to Seller or HCFS Venturer any accrued and unpaid interest on any Purchased Loan. Any installments of interest that are received by Buyer after the Closing Date shall be retained by Buyer or, if delivered to Seller or HCFS Venturer, shall be promptly remitted to, or as otherwise directed by, Buyer.

     (b) Other Payments. Except as otherwise provided herein or in the Management Agreement, all payments received by Seller or HCFS Venturer or the affiliates of such parties after the Closing Date with respect to any Purchased Asset shall belong to Buyer, and Seller and HCFS Venturer shall deliver or cause the delivery of any such payments to, or as otherwise directed by, Buyer promptly after such party's receipt thereof.

     7.2 Servicing of the Purchased Loans; Notices; Power of
Attorney.

     (a) Servicing of the Purchased Loans. As of the Closing Date, Seller shall have no further obligation to service the Purchased
Loans, and Buyer shall assume all of Seller's obligations with respect to such servicing.

     (b) Notices.

     (i) After the Closing Date, Seller and HCFS Venturer shall forward to Buyer all notices or other information concerning any of the Purchased Assets promptly after such party's receipt thereof, and HCFS Venturer and Dominion Venturer shall cause Buyer to notify the Borrowers of Buyer's purchase of the Purchased Assets and direct that all payments and communications with respect to such Purchased Assets be sent as directed by Buyer.

     (ii) After the Closing Date, if required under existing policies, Seller shall notify all companies providing hazard, collision or any other types of insurance for the protection of the Purchased Assets or the Collateral of the consummation of the transactions contemplated hereby.

     (c) Further Assurances. Each of the parties hereto will use its best efforts to implement the provisions of this Agreement; provided that the foregoing obligation shall not be interpreted as limiting in any manner the ability of a party to act in its sole discretion in respect of any matter for which sole discretion is provided herein [including but not limited to Sections 2.2(d), 8.1(d) and 8.2(h)]. From time to time after the Closing, upon the request of Buyer, the parties hereto will, without further consideration, execute and deliver such additional documents and take such other actions that Buyer may reasonably deem necessary or desirable to (i) consummate the transactions contemplated hereby,
(ii) vest title to the Purchased Assets in Buyer or (iii) enable Buyer to collect amounts due with respect to the Purchased Assets or pursue remedies for default by any Borrower under any Note or any Loan Document.

     7.3 Communication with Borrowers. From the date hereof to and including the Closing Date, Seller shall grant to Buyer and Buyer's authorized representatives including, without limitation, Buyer's attorneys, accountants and financial advisors, the right to communicate directly with the Borrowers regarding the Loan Portfolio and the Warrants; provided, however, that none of Dominion, Dominion Venturer or their attorneys, accountants or financial advisors shall act on behalf of Buyer with respect to this Section 7.3.

     7.4 Investigation of Loan Portfolio and Warrants. From the date hereof until and including the Closing Date, Seller and HCFS Venturer and their respective affiliates shall afford Dominion and Dominion Venturer and the authorized representatives of such parties (including, without limitation, the attorneys, accountants and financial advisors of such parties) such access, during normal business hours, to (i) all books and records relating to the Loan Portfolio and the Warrants including, without limitation, the Credit Files and (ii) any personnel of Seller, HCFS Venturer or their respective affiliates who possess knowledge with respect to the Loan Portfolio and the Warrants, as Dominion or Dominion Venturer may reasonably request to enable it to make a full investigation of the Loan Portfolio and the Warrants. Seller, HCFS Venturer and their respective affiliates shall also cause their respective employees and advisors to furnish to Dominion, Dominion Venturer and the authorized representatives of such parties such data and other information as such parties may reasonably request in writing to make such an investigation to the extent such data and information is available without unreasonable effort or expense.

     7.5 Confidentiality.

     (a) Confidentiality Agreement. Each party hereto agrees to hold, and to cause its employees, representatives and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information furnished by any other party hereto in connection with the transactions contemplated by this Agreement, and not to use such information for any purpose other than in connection with the transactions contemplated hereby, except to the extent that such information has been or shall have become (i) generally available to the public otherwise than as a result of disclosure by such party or its employees, representatives and advisors, (ii) available on a non-confidential basis from a source other than a party hereto, (iii) known to such party prior to the date such information was furnished as contemplated by this Section, (iv) known to such party as a result of the regular business relationships between the parties hereto existing without regard to this Agreement or (v) part of normal and customary disclosure to legitimate constituencies including, but not limited to, shareholders, rating agencies, analysts and lenders or prospective lenders.

     (b) Survival of Confidentiality; Termination.

     (i) The confidentiality agreement contained in Section
7.5(a) will terminate upon the consummation of the transactions contemplated hereby.

     (ii) If the Closing does not occur, any party in possession of confidential information originating from another party shall return the originals or any copies of documents constituting such confidential information to such party and shall not retain any copies of such materials, and each party shall continue to honor its obligations under Section 7.5(a).

     7.6 Public Announcements. Except for announcements or filings required by law, each party hereto will advise and consult with the others before making, or authorizing the making of, any press release or other statement to any third party with respect to this Agreement or the transactions contemplated hereby.

     7.7 Expenses. Each party hereto shall bear its own expenses and the expenses of its respective affiliates incurred in connection with the transactions contemplated hereby. If the Closing occurs, Buyer shall bear only those expenses directly related to the formation of Buyer in an amount not to exceed $4 million (which amount shall include a fee payable to BGG in an amount not to exceed $2 million) plus the fees and expenses related to the credit facility referred to in Section 2.2(c). If this Agreement is terminated or the Closing does not occur for any reason, then notwithstanding the parties' obligations under the first sentence of this Section, they agree that the expenses directly related to the formation of Buyer shall be borne by the parties as follows:

     (i) the fees and expenses of BGG shall be borne by Seller;

     (ii) the expenses incurred on or before December 30, 1994
including the fees and expenses contemplated under Section 7.8 shall be divided equally between Dominion and Seller; and

     (iii)the expenses incurred after December 30, 1994 shall be borne by Seller.

     7.8 HSR Act Filings. Each party hereto shall cooperate with the others to make all required filings under the HSR Act. Buyer shall bear the expense of such filings, including related legal fees.

     7.9 Bulk Sales Laws. The parties hereto acknowledge and agree that the transactions contemplated hereby will be consummated without regard to compliance with the "bulk sales laws" of any state or jurisdiction. Accordingly, notwithstanding the provisions of Article IX, Seller will indemnify and hold harmless Dominion, Dominion Venturer and Buyer from any and all claims made by creditors of Seller or HCFS Venturer relating to provisions of such "bulk sales laws" which may be applicable to the transactions contemplated hereby and from all costs (including reasonable attorney's fees) incurred in the defense of any claims made under such laws.

     7.10 Loans for which Consent is not Obtained by Closing.

     (a) If Seller does not obtain the consent of a Borrower required as a precondition to assignment of that Loan under the applicable Loan Documents to the inclusion of a Loan in the Purchased Assets, such Loan (a "Withheld Loan") and any Warrant associated with such Loan shall not be included in the Purchased Assets at Closing. In such case, the Gross Book Values of the Withheld Loan and any Warrant associated therewith, the Fees relating to such Loan and any portion of the Initial Reserve attributable to such Loan shall not be considered in the calculation of the Aggregate Purchase Price.

     (b) At such time as the Seller obtains the consent of a Borrower to the inclusion of a Withheld Loan in the Purchased Assets (the "Consent Date"), such Withheld Loan and any Warrant associated with such Loan shall become Purchased Assets and Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller [subject to the satisfaction, or waiver by Dominion, of the conditions set forth in Sections 8.2(a)-(d) as of the Consent Date in respect of the Withheld Loan and receipt of funding at the applicable advance rate for such Loan under the credit facility contemplated under Section 2.2(d)], such Assets for a purchase price (the "Withheld Loan Purchase Price") equal to (i) the outstanding principal amount of the Withheld Loan as of the Consent Date, plus (ii) the book value of any Warrant related thereto as of the Consent Date, minus (iii) the portion of the Initial Reserve attributable to such Withheld Loan and minus (iv) the Fees relating to such Withheld Loan as of the Consent Date. Seller shall also be deemed to make as of the Consent Date the representations and warranties in Article V of this Agreement (other than those relating to consents of borrowers or other parties) to the extent applicable to the Withheld Loan.

ARTICLE VIII
CONDITIONS TO CLOSING

     8.1 Conditions to Seller's Obligations. Seller's obligations under this Agreement shall be contingent and specifically conditioned upon the satisfaction or waiver by Seller at or before the Closing, of the following matters:

     (a) Each of Dominion and Dominion Venturer shall have complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be complied with by Dominion or Dominion Venturer, as the case may be, before or as of the Closing;

     (b) All of the representations and warranties of Dominion and Dominion Venturer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date;

     (c) All governmental consents, authorizations, orders or approvals required to consummate the transactions contemplated by this Agreement and to permit Buyer to operate the business contemplated in the Venture Agreement shall have been obtained and all waiting periods specified by law with respect thereto shall have passed;

     (d) Buyer shall have obtained a credit facility to provide initial funding to Buyer as contemplated by Section 2.2(d) which shall be satisfactory to Seller in its sole discretion;

     (e) The amount of Loans and Warrants excluded pursuant to Dominion's exercise of its exclusion right set forth in Section
4.1(c) shall not have exceeded $75 million;

     (f) Neither Dominion nor Dominion Venturer shall be in receivership or dissolution, or have made any assignment for the benefit of its respective creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against it;

     (g) All consents of Borrowers specified on Schedule 5.6 shall have been obtained; provided, however, that if consents of Borrowers, which are obligated in the aggregate in respect of $75 million or less of the Gross Book Value of the Purchased Assets, have not been obtained as of the Closing Date, this condition shall be deemed satisfied.

     (h) Seller and HCFS Venturer shall have received an opinion, dated as of the Closing Date, of McGuire, Woods, Battle & Boothe, counsel for Dominion and Dominion Venturer, in substantially the form attached hereto as Exhibit I; and

     (i) No order of any court or administrative agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereby or which would limit or affect, in any material respect, Buyer's ability to conduct its business as contemplated by the Venture Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, seeking to prohibit or delay or challenging the validity of any of the transactions contemplated by this Agreement.

     8.2 Conditions to the Obligations of Dominion and Dominion Venturer. The obligations of Dominion and Dominion Venturer under this Agreement shall be contingent and specifically conditioned upon the satisfaction or waiver by either Dominion or Dominion Venture, at or before the Closing, of the following matters:

     (a) Seller and HCFS Venturer shall have complied in all material respects with all of the covenants, agreements and conditions required by this Agreement to be complied with by such parties before or as of the Closing;

     (b) All of the representations and warranties of Seller and HCFS Venturer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date;

     (c) Neither Seller nor HCFS Venturer shall be in receivership or dissolution, or have made any assignment for the benefit of its respective creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against it;

     (d) All governmental consents, authorizations, orders or approvals required to consummate the transactions contemplated by this Agreement and to permit Buyer to operate the business contemplated in the Venture Agreement shall have been obtained and all waiting periods specified by law with respect thereto shall have passed;

     (e) All consents of Borrowers specified on Schedule 5.6 shall have been obtained; provided, however, that if consents of Borrowers, which are obligated in the aggregate in respect of $75 million or less of the Gross Book Value of the Purchased Assets, have not been obtained as of the Closing Date, this condition shall be deemed satisfied.

     (f) Seller shall have caused the Management Company to execute and deliver the Management Agreement to Buyer;

     (g) Seller shall have, and shall have caused the Management
Company to have, executed and delivered the Support Services
Agreement to the other party thereto;

     (h) Buyer shall have obtained a credit facility to provide initial funding to Buyer as contemplated by Section 2.2(d) which shall be satisfactory to Dominion in its sole discretion;

     (i) Seller shall not have unreasonably withheld its consent to Dominion's exercise of its exclusion right set forth in Section
4.1(c);

     (j) Dominion and Dominion Venturer shall have received an opinion, dated as of the Closing Date, of Katten Muchin & Zavis, counsel for Seller and HCFS Venturer, in substantially the form attached hereto as Exhibit J;

     (k) No order of any court or administrative agency shall be in effect which restrains or prohibits the consummation of the transactions contemplated hereby or which would limit or affect, in any material respect, Buyer's ability to conduct its business as contemplated by the Venture Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, seeking to prohibit or delay or challenging the validity of any of the transactions contemplated by this Agreement; and

     (l) Buyer shall have received a guaranty from Household Finance Corporation of Seller's indemnification obligations for breach of certain of Seller's representations and undertakings under this Agreement, the form and content of such guaranty to be satisfactory to Dominion Venturer in its sole discretion.


ARTICLE IX
INDEMNIFICATION

     9.1 Indemnification.

     (a) By Seller and HCFS Venturer. Subject to the limitations contained in this Article IX, Seller and HCFS Venturer, jointly and severally, shall indemnify and hold Dominion, Dominion Venturer and Buyer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professional fees) arising out of a breach of (i) any representation or warranty made by Seller or HCFS Venturer to any such party in this Agreement or (ii) any agreement made by Seller or HCFS Venturer with any such party in this Agreement.

     (b) By Dominion and Dominion Venturer. Subject to the limitations contained in this Article IX, Dominion and Dominion Venturer, jointly and severally, shall indemnify and hold Seller and HCFS Venturer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professional fees) arising out of a breach of (i) any representation or warranty made by Dominion or Dominion Venturer to any such party in this Agreement or (ii) any agreement made by Dominion or Dominion Venturer with any such party in this Agreement.

     9.2 Third Party Claims. The obligation of any party hereto (the "Indemnifying Party") to indemnify any other party hereto (the "Indemnified Party") under the provisions of this Article IX with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments) shall be subject to the following terms and conditions:

     (a) Notice. The Indemnified Party shall give prompt written notice to the Indemnifying Party of any assertion of liability by a third party which might give rise to a claim for indemnification based on the provisions of this Article IX, which notice shall state, to the extent known, the nature, basis and amount of the assertion; provided, however, that no delay on the part of the Indemnified Party in giving such notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

     (b) Defense of a Legal Action by the Indemnifying Party. If any action, suit or proceeding (a "Legal Action") is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the provisions of this
Article IX, the Legal Action shall be defended (such defense to include all proceedings for appeal or review which counsel for the Indemnified Party shall reasonably deem appropriate) by the Indemnifying Party.

     (c) Defense of a Legal Action by the Indemnified Party. Notwithstanding the provisions of the previous subsection of this Agreement, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party. Furthermore, (i) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (ii) if the Indemnifying Party fails to provide the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party has sufficient financial resources to defend and fulfill its indemnification obligation with respect to the Legal Action; (iii) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (iv) if a judgment against the Indemnified Party in the Legal Action will, in the good faith of the Indemnified Party, establish a custom or precedent which will be adverse to the best interest of the continuing business of the Indemnified Party, the Indemnifying Party shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Indemnified Party. If the defense of the Legal Action is handled by the Indemnified Party under the provisions of subsections (i), (ii) or (iii) of this Section 9.2(c), the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense.

     (d) Rights of the Indemnified Party. In any Legal Action initiated by a third party and defended by the Indemnifying Party
(i) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (iii) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accountants and other representatives, all books and records of the Indemnifying Party relating to such Legal Action and (iv) the Indemnifying Party and the Indemnified Party shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

     (e) Consent to Settlement. In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the settlement discharges the Indemnified Party from any further liability in connection with the Legal Action and does not otherwise involve injunctive or equitable relief against the Indemnified Party and the Indemnified Party nevertheless withholds consent thereto, then (i) the Indemnified Party shall pay all legal and other expenses incurred in continuing the defense of such Legal Action and (ii) in no event shall the Indemnifying Party's liability on account of such Legal Action exceed the amount of the settlement.

     9.3 Limitations on Indemnification.

     (a) All damages to which the Indemnified Party may be entitled pursuant to the provisions of this Article IX shall be net of any insurance coverage with respect thereto.

     (b) If and to the extent any breach by Seller or HCFS Venturer of any representation, warranty or agreement made herein results in a loss with respect to any of the Purchased Assets (an "Asset
Loss"), then:

     (i) If, and to the extent, that any party hereto would, in the absence of this Section 9.3(b)(i), be entitled to indemnification under this Article IX by reason of an Asset Loss, then the Indemnifying Party shall indemnify Buyer in respect of such Asset Loss and, upon such indemnification, Dominion, Dominion Venturer, HCFS or HCFS Venturer shall not be entitled to indemnification in respect of such Asset Loss.

     (ii) Neither Seller nor HCFS Venturer shall have any obligation to reimburse Buyer, Dominion or Dominion Venturer for any portion of an Asset Loss that is attributable to the inability of any Borrower to pay for its obligations with respect to any Purchased Asset. In the case of such inability, the portion of the Asset Loss attributable to a Borrower's nonpayment shall be reimbursed from the Initial Reserve or the Escrow and only the portion of the Asset Loss attributable directly to the breach of a representation, warranty or agreement made herein shall be reimbursed pursuant to the indemnification provisions of this
Article IX.

     9.4 Survival; Investigation. Subject to Section 5.20 hereof, the representations and warranties of each party contained in this Agreement shall survive any investigation by any party to whom such representations and warranties are made and shall not terminate until the third anniversary of the Closing Date (the "Survival Date"), at which time they shall lapse. Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under
Section 9.1 shall survive the Survival Date if written notice, given in good faith, of a specific breach thereof is given to the Indemnifying Party before the Survival Date, whether or not liability has actually been incurred.


ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. This Agreement may be terminated at any time before the Closing Date:

     (a) by mutual consent of the Boards of Directors of Seller and Dominion;

     (b) by Seller if any condition contained in Section 8.1 of this Agreement has not been fulfilled (unless such failure is the result of Seller's breach of a representation, warranty or agreement; provided that the parties understand that Seller's action in exercising its rights to act in its sole discretion under Sections 2.2(d) and 8.1(d) shall not under any circumstances be considered a breach by Seller of any representation, warranty or agreement);

     (c) by Dominion or Dominion Venturer if any condition contained in Section 8.2 of this Agreement has not been fulfilled (unless such failure is the result of the breach of a representation, warranty or agreement of Dominion or Dominion Venturer; provided that the parties understand that Dominion's action in exercising its rights to act in its sole discretion under Sections 2.2(d) and 8.2(h) shall not under any circumstances be considered a breach by Dominion or Dominion Venturer of any representation, warranty or agreement) or if Seller withholds its consent to Dominion's exercise of its exclusion right set forth in
Section 4.1(c);

     (d) by Dominion or Dominion Venturer pursuant to Section 5.20 of this Agreement; or

     (e) by any party hereto if the Closing has not occurred by 11:59 p.m. Chicago, Illinois time, February 28, 1995.

     10.2 Effect of Termination. If this Agreement is terminated as provided in Section 10.1, it shall become wholly void and of no further force and effect, and there shall be no further liability or obligation on the part of any party hereto except to pay such expenses as are required of such party and to comply with the confidentiality provisions of Section 7.5.

     10.3 Extension; Waiver. At any time before the Closing, Buyer and Seller may (i) extend the time for the performance of any of the obligations of any other party hereto, (ii) waive a breach of a representation or warranty by any other party hereto, or (iii) waive compliance by any other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver. In addition, no waiver exercised pursuant to the terms of this Section 10.4 shall be deemed a waiver of any subsequent breach of, or compliance with, any term, covenant or condition of this Agreement.

     10.4 Amendment. This Agreement and the Exhibits and Schedules hereto may be amended at any time before the Closing if Dominion and Seller approve any such amendment in writing.

ARTICLE XI
MISCELLANEOUS PROVISIONS


     11.1 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be delivered or sent by registered or certified mail, return receipt requested in a prepaid envelope, by overnight mail or courier, or by facsimile transmission, to the address set forth below or such other addresses as such party shall hereafter specify in writing in accordance with this Section:

     If to Seller or HCFS Venturer:

     Household Commercial Financial Services, Inc.
     2700 Sanders Road
     Prospect Heights, Illinois  60070
     Attention: Edward A. Szarkowicz
     Telecopy:  (708) 564-6238

     with a copy to:

     Katten Muchin & Zavis
     525 West Monroe Street, Suite 1600
     Chicago, Illinois  60606-3693
     Attention: Gregory P.L. Pierce
     Telecopy:  (312) 902-1061

     If to Buyer:

     To Seller and Dominion at the addresses listed herein.

     with a copy to:

     McGuire, Woods, Battle & Boothe
     One James Center
     901 East Cary Street
     Richmond, Virginia  23219
     Attention:  Thomas H. Tullidge, Jr.
     Telecopy:  (804) 775-1061

     and

     Katten Muchin & Zavis
     525 West Monroe Street, Suite 1600
     Chicago, Illinois  60606-3693
     Attention: Gregory P.L. Pierce
     Telecopy:  (312) 902-1061

     If to Dominion or Dominion Venturer:

     Dominion Capital, Inc.
     Riverfront Plaza, West Tower
     901 East Byrd Street
     Richmond, Virginia 23219
     Telecopy:  (804) 775-5819

     with a copy to:

     McGuire, Woods, Battle & Boothe
     One James Center
     901 East Cary Street
     Richmond, Virginia  23219
     Attention:  Thomas H. Tullidge, Jr.
     Telecopy:  (804) 775-1061

Such notice or other communication shall be deemed to have been given (i) when delivered, if sent by registered or certified mail, facsimile transmission or delivered personally or (ii) on the following business day if sent by overnight mail or overnight courier.

     11.2 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties hereto.

     11.3 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

     11.4 Governing Law. The parties agree that this Agreement shall be construed, and the rights and obligations of the parties under the Agreement shall be determined, in accordance with the laws of the State of Illinois, without regard to its conflicts of laws provisions.

     11.5 Assignments; Binding Effect. This Agreement shall not be assigned by any party hereto without the express written consent of all of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

     11.6 Survival. Seller and Dominion agree that the covenants, warranties and representations contained herein shall survive the Closing, shall not merge into the Closing Documents and shall be independently enforceable.

     11.7 Entire Agreement. This Agreement, including any attachments, exhibits and schedules referred to herein and attached hereto, the Formation Agreement and the Venture Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof and supersede any and all prior agreements, representations and understandings of the parties, written or oral, with respect to the subject matter hereof and thereof.

     11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     11.9 Construction. Unless the context requires otherwise, singular nouns and pronouns used herein shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

     11.10 Additional Indemnification. In consideration of the execution of this Agreement by Dominion and Dominion Venturer and the execution of the Venture Agreement by Dominion Venturer, if the Closing does not occur for any reason, HCFS agrees, subject to the last sentence of this Section, to indemnify, defend, and hold Dominion and Dominion Venturer harmless from any damage, loss, liability or expense (including, without limitation, reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professional fees) arising out of (i) the execution and delivery or the existence of this Agreement and the Venture Agreement including without limitation any liability arising from any representation, warranty or agreement made by HCFS or HCFS Venturer in this Agreement or the Venture Agreement or (ii) any termination of this Agreement or the Venture Agreement pursuant to the terms hereof or thereof. Notwithstanding the failure of the Closing to occur, the indemnification obligations of HCFS set forth in this Section shall not be construed to relieve Dominion and Dominion Venturer of their obligations under Sections 7.5 and 7.7 of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.


By:  /s/ D.P. DEKKER
     _____________________________________

Title:  Senior Vice President


HCFS CORPORATE FINANCE VENTURE, INC.


By:  /s/ D.P. DEKKER
     _____________________________________

Title: Senior Vice President


DOMINION CAPITAL, INC.


By:  /s/ D. HEAVENRIDGE
     _____________________________________

Title:  President


VIRGINIA FINANCIAL VENTURES, INC.


By:  /s/ D. HEAVENRIDGE
     _____________________________________

Title:  President

     HOUSEHOLD FINANCE CORPORATION ("HFC") hereby covenants and agrees, that, in the event that HCFS does not pay any amount which HCFS may owe from time to time to Dominion or Dominion Venturer, pursuant to Section 11.10, HFC will promptly pay same on demand by Dominion or Dominion Venturer.

HOUSEHOLD FINANCE CORPORATION

By:  /s/ GLEN O. FICK
     ___________________________

Title:  Senior Vice President


                            EXHIBIT A

                        Schedule of Loans

AEC/Sterling
Amerisource
ATCO
Axia
Big V
Camping World
Color Tile
Comdata
Converse
Crosman
Deknatel
Denwest
Desa
El Dorado
Equitable
Health O Meter
Huddle House
Logan
Michaels of Oregon
Micropore
Miles Homes
Omega
Optek, Inc.
Petrolane/QFB
Pioneer Plastics
Roller Bearing
Technetics Corp.
Thermadyne
Thrifty
Tucson Electric
Wayn-Tex


                            EXHIBIT B

                       Schedule of Warrants

AEC/Sterling
Logan
Optek, Inc. (including restructuring fees)
Technetics Corp.


                            EXHIBIT C

                   Form of Management Agreement

                         Attached hereto.


                            EXHIBIT D

                Form of Support Services Agreement

                         Attached hereto.


                            EXHIBIT E

                        Venture Agreement

                         Attached hereto.


                            EXHIBIT F

        Form of Instrument of Assignment and Assumption
                       for Purchased Loans

                         Attached hereto.


                            EXHIBIT G

     Form of Instrument of Assignment for Purchased Warrants

                         Attached hereto.


                            EXHIBIT H

                     Form of Escrow Agreement

                         Attached hereto.


                            EXHIBIT I

        Form of Opinion of McGuire, Woods, Battle & Boothe

                         Attached hereto.


                            EXHIBIT J

             Form of Opinion of Katten Muchin & Zavis

                         Attached hereto.


                            EXHIBIT K

               Form of Pre-Closing Escrow Agreement

                         Attached hereto.


                            EXHIBIT L

                   Form of Formation Agreement

                         Attached hereto.


                           SCHEDULE 5.4

                  Governmental Consents of HCFS

                              None.


                           SCHEDULE 5.5

                    Non-Contravention re: HCFS

                              None.


                           SCHEDULE 5.6

          Required Consents of and Notices to Borrowers



                           SCHEDULE 5.7

                    Fees and Gross Book Value

                         Attached hereto.



                           SCHEDULE 5.9

                      Defaults of Borrowers

                         Attached hereto.


                          SCHEDULE 5.11

                      Defenses of Borrowers

                              None.


                          SCHEDULE 5.13

                   Obligations to Extend Credit

                          See Attached.


                          SCHEDULE 5.14

                      Notices re: Insurance

                              None.


                          SCHEDULE 5.15

                            Litigation

                              None.